As filed with the Securities and Exchange Commission on July 5, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0472961
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1295 Charleston Road

Mountain View, California 94043

(Address of Principal Executive Offices)(ZIP Code)

CyberSource Corporation Amended and Restated

1999 Stock Option Plan

(Full Title of Plans)

Steven D. Pellizzer

Chief Financial Officer

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

(650) 965-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Richard Scudellari, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value, available for future grant under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan	2,000,000	$9.79	$19,580,000	$2,096

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $9.79 per share represents the average of the high and low price per share of Common Stock, which will be available for future issuance under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan, as reported on the Nasdaq National Market on June 28, 2006.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1. The contents of the Registrant’s Registration Statements on Form S-8, Commission File Nos. 333-90725, 333-43090, 333-54936 and 333-117507, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

2. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”).

3. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed pursuant to the Exchange Act.

4. The Registrant’s current report on Form 8-K filed pursuant to the Exchange Act on January 25, 2006, February 7, 2006, April 5, 2006, and April 19, 2006.

5. The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 23, 1999.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CyberSource Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 30, 2006.

CYBERSOURCE CORPORATION

By:	/s/ William S. McKiernan
William S. McKiernan
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William S. McKiernan and Steven D. Pellizzer, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ William S. McKiernan William S. McKiernan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 30, 2006

/s/ Steven D. Pellizzer Steven D. Pellizzer	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2006

/s/ Steven P. Novak Steven P. Novak	Director	June 30, 2006

/s/ John J. McDonnell Jr. John J. McDonnell Jr.	Director	June 30, 2006

/s/ Kenneth R. Thornton Kenneth R. Thornton	Director	June 30, 2006

/s/ Richard Scudellari Richard Scudellari	Director	June 30, 2006

/s/ Scott R. Cruickshank Scott R. Cruickshank	Director	June 30, 2006

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see Signature Page)